Exhibit 10.12

EXECUTION VERSION

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

of

ZP UTILITY INSURANCE FUND, L.P.

This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”), made and entered into as of April 1, 2018, by and among ZP Utility Insurance GP, LLC as general partner (the “General Partner”) and Limited Partners (as defined below), shall hereafter govern ZP Utility Insurance Fund, L.P. (the “Partnership”). (The General Partner and the Persons who sign as Limited Partners are sometimes collectively referred to herein as the “Partners”.) Whenever the masculine or feminine gender is used in this document it shall equally, where the context admits, include the other, as well as include entities.

WHEREAS, the General Partner wishes to amend and restate the Limited Partnership Agreement of ZP Utility Insurance Fund, L.P. (the “Initial Agreement”) in its entirety.

NOW, THEREFORE, the parties hereto hereby agree to continue the Partnership and hereby amend and restate the Initial Agreement, which is replaced and superseded in its entirety by this Agreement, as follows.

Article I

General Provisions

Section 1.01      Formation. The Partnership was formed as a limited partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the “Act”). The existence of the Partnership commenced upon the filing with the Secretary of State of Delaware of a Certificate of Limited Partnership in accordance with the provisions of such law. The General Partner will make all filings necessary for the maintenance of the Partnership under the Act.

Section 1.02      Partnership Name. The name of the Partnership is “ZP Utility Insurance Fund, L.P.”

Section 1.03      Purpose. The purpose of the Partnership is to serve as a fund through which the assets of its Partners will be utilized to invest, hold and trade in securities and other financial instruments and rights and options relating thereto, and to engage in all activities and transactions as the General Partner may deem necessary and advisable in connection therewith, including to do such acts as are necessary or advisable in connection with the maintenance and administration of the Partnership.

Section 1.04      Registered Office and Agent for Service of Process. The registered office of the Partnership is at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808 and the registered agent for service of process at such office is Corporation Service Company.

Section 1.05      Place of Business. The principal place of business of the Partnership is at 9 W. 57th Street, 33rd Floor, New York, NY 10019 or at such other place as the General Partner shall determine from time to time.

Section 1.06      Fiscal Year and Fiscal Periods. The fiscal year of the Partnership shall end on December 31 of each year, subject to change by the General Partner from time to time. A new fiscal period (“Fiscal Period”) shall commence on the first day of each fiscal quarter, on each date of any capital contribution to the Partnership, on each date next following the date of any withdrawal of capital or retirement from the Partnership and on any other date that the General Partner determines in its sole discretion, and the prior Fiscal Period shall end on the date immediately preceding such date of commencement of a new Fiscal Period.

Section 1.07      Liability of Limited Partners. Except as expressly provided in the Act, the Limited Partners shall not be liable for any liabilities, or for the payment of any debts and obligations, of the Partnership, except for liabilities, debts or obligations of the Partnership relating to withholding taxes imposed on the Partnership with respect to any particular Limited Partner or Limited Partners, for which a Limited Partner may be liable pursuant to Section 11.01. “Limited Partner” means each Person admitted as a limited partner of the Partnership in accordance with this Agreement, including any Persons hereafter admitted as Limited Partners in accordance with this Agreement and excluding any Persons who cease to be Limited Partners in accordance with this Agreement. “Person” means a natural Person, partnership, limited liability company, corporation, unincorporated association, joint venture, trust, state or any other entity or any governmental agency or political subdivision thereof.

Section 1.08      Assignability of Limited Partnership Interest. The limited partnership interest of a Limited Partner in the Partnership or any beneficial interest therein may not be assigned, in whole or in part, except with the consent thereto of the General Partner given in its sole and absolute discretion, other than by operation of law. In no event, however, shall any assignee be admitted as a Partner without obtaining the consent of the General Partner and executing an instrument, in form and substance satisfactory to the General Partner, accepting and agreeing to be bound by all terms and conditions of this Agreement. Any attempted assignment not made in accordance with this Section 1.08, to the fullest extent permitted by law, shall be void.

Article II

Admissions

Section 2.01      Admission of Partners; Special Limited Partners.

(a)            With the consent of the General Partner, additional Limited Partners may be admitted to the Partnership on any date selected by the General Partner. Additional general partners may be admitted by the General Partner at any time if they are affiliated with the General Partner or as of the beginning of any calendar quarter upon 60 days’ written notice to the Limited Partners if they are not affiliated with the General Partner. In connection with the admission of a Partner to the Partnership, such Partner shall, in advance of such admission and as a condition thereto, sign a copy of this Agreement, a separate signature page or a supplement hereto pursuant to which he agrees to be bound by the terms of this Agreement.

(b)            The General Partner, in its sole discretion, may designate one or more Limited Partners as “Special Limited Partners”. A Special Limited Partner will be eligible to be allocated a portion of the Incentive Allocation (as defined in Section 6.01) in such amount as the General Partner shall determine. Special Limited Partners are subject to all the same terms and conditions as Limited Partners except as otherwise specifically provided herein.

Article III

Management of Partnership

Section 3.01      Management of the Partnership. The Partnership shall be managed by the General Partner, which shall have the discretion of making investments on behalf of the Partnership and of exercising the powers set forth in Section 3.02. The General Partner may appoint such agents of the Partnership as it deems necessary who shall hold such offices, exercise such powers and perform such duties as shall be determined from time to time by the General Partner. The General Partner shall devote so much of its time and efforts to the affairs of the Partnership as may, in its judgment, be necessary to accomplish the purposes of the Partnership. Nothing herein contained shall prevent the General Partner, the Management Company (as defined below), their members or any of their affiliates or any other Partner from conducting any other business, including any business within the securities industry whether or not such business is in competition with the Partnership. Without limiting the generality of the foregoing, the General Partner, the Management Company, their members or any of their affiliates may act as investment adviser or investment manager for others, may manage funds or capital for others, may have, make and maintain investments in their own name or through other entities and may serve as an officer, director, consultant, partner or stockholder of one or more investment funds, partnerships, securities firms or advisory firms. It is recognized that in effecting transactions, it may not always be possible or consistent with the investment objectives of the various Persons or entities described above and of the Partnership to take or liquidate the same investment positions at the same time or at the same prices.

Section 3.02      Powers of the General Partner. The General Partner shall have the power on behalf of the Partnership:

(a)            To purchase, hold, sell, sell short and otherwise deal in securities of any sort and rights therein, on margin or otherwise;

(b)            To write, purchase, hold, sell, sell short and otherwise deal in put and call options of any sort and in any combination thereof;

(c)            To purchase, hold, sell, sell short and otherwise deal in commodities, commodity contracts, commodity futures, financial futures and options in respect thereof (but the General Partner will not do so until, to the extent required, it has registered with the Commodity Futures Trading Commission or filed an exemption therefrom);

(d)            To purchase, hold, sell, sell short and otherwise deal in currencies, forwards, swaps, partnership interests, interests in other investment companies and any other financial instruments which exist now or are hereafter created;

(e)            To conduct margin accounts with brokers;

(f)            To open, maintain and close bank accounts and draw checks or other orders for the payment of moneys;

(g)            To pledge securities for loans, and, in connection with any such pledge, to effect borrowings from brokers, banks and other financial institutions;

(h)            To invest all or any portion of the Partnership’s assets in ZP Master Utility Fund, Ltd., an exempted company formed under the laws of the Cayman Islands, or similar investment vehicles;

(i)            To enter into, make and perform any other contracts, agreements or other undertakings it may deem advisable in conducting the business of the Partnership, including but not limited to contracts, agreements or other undertakings with Persons, firms or corporations with which the General Partner or any other Partner is affiliated;

(j)            To retain Zimmer Partners, LP, a Delaware limited partnership, or other Persons selected by the General Partner, as the Partnership’s management company (the “Management Company”) and to cause the Partnership to compensate the Management Company for certain management and administrative services; provided, however, management, control and conduct of the activities of the Partnership shall remain the responsibility of the General Partner;

(k)            To organize one or more corporations or other entities formed to hold record title, as nominee for the Partnership (whether alone or together with other clients of the Management Company), of securities or funds of the Partnership;

(l)            To exercise all rights of the Partnership, with respect to its interests in any Person, including, without limitation, the voting of securities, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters;

(m)            To cause the Partnership to engage in agency, agency cross and principal transactions with affiliates to the extent permitted by applicable securities laws;

(n)            To engage and authorize other agents to engage personnel, whether part-time or full-time, and attorneys, independent accountants or such other Persons as the General Partner may deem necessary or advisable;

(o)            To authorize any member or other agent of the General Partner or agent or employee of the Partnership to act for, and on behalf of, the Partnership in all matters incidental to the foregoing; and

(p)            To act for the Partnership in all other matters.

Section 3.03      Limitation of Liability; Indemnification.

(a)            The General Partner, and the Person or Persons designated pursuant to Section 9.02, shall not be liable for any loss or cost arising out of, or in connection with, any act or activity undertaken (or omitted to be undertaken) in fulfillment of any obligation or responsibility under this Agreement, including any such loss sustained by reason of any investment or the sale or retention of any security or other asset of the Partnership; provided that any Persons exculpated from liability under this Section 3.03(a) shall not be exculpated from any liability arising from losses caused by his, her or its gross negligence or willful malfeasance.

(b)            The General Partner, its members, any employee or affiliate of the General Partner and the Person or Persons designated pursuant to Section 9.02 shall be indemnified and held harmless by the Partnership to the fullest extent legally permissible under and by virtue of the laws of the State of Delaware, as amended from time to time, from and against any and all loss, liability and expense (including without limitation judgments, fines, amounts paid or to be paid in settlement and reasonable attorneys fees) incurred or suffered by the General Partner, its members, any employee or affiliate of the General Partner or such other Persons in connection with the good faith performance by the General Partner, its members, any employee or affiliate of the General Partner or such other Persons of their responsibilities to the Partnership; provided that any Person entitled to be indemnified under this Section 3.03(b) shall not be indemnified nor held harmless for any loss, liability or expense resulting from his, her or its gross negligence or willful malfeasance.

(c)            Notwithstanding any of the foregoing to the contrary, the provisions of this Section 3.03 shall not be construed so as to provide for the exculpation or indemnification of the General Partner, its members, any employee or affiliate of the General Partner or the Person or Persons designated pursuant to Section 9.02, from any liability (including liability under U.S. securities laws which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, or to the extent such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 3.03 to the fullest extent permitted by law.

Article IV

Expenses of Partnership, Organizational Expenses,
Overhead Expenses and Fixed Fee

Section 4.01      Expenses of Partnership Generally. The General Partner is authorized to incur and pay in the name and on behalf of the Partnership all expenses which it deems necessary or advisable.

Section 4.02      Overhead Expenses. The Management Company will be responsible for and shall pay, or cause to be paid, all “Office Overhead Expenses” of the Partnership. “Office Overhead Expenses” shall mean certain overhead expenses of an ordinarily recurring nature such as rent, supplies, secretarial expenses, printing and stationery, charges for furniture and fixtures, employee insurance, payroll taxes, compensation of security analysts and other administrative personnel, and other reasonable expenses of the Partnership as determined by the General Partner in its sole and absolute discretion. The Partnership will be responsible for all of its other expenses including (i) the fees paid to the Management Company, administrator fees and expenses, accounting and legal expenses and costs related to errors and omissions insurance and directors and officers insurance for the General Partner and the Management Company; (ii) investment expenses such as commissions, research expenses, research-related travel expenses, interest on margin accounts and other indebtedness, borrowing charges on securities sold short, custodial fees, bank service fees and other reasonable expenses related to the purchase, sale or transmittal of Partnership assets; and (iii) telecommunications and all computer hardware and software (including modifications, upgrades and servicing) as shall be determined by the General Partner in its sole and absolute discretion. To the extent that expenses to be borne by the Partnership are paid by the Management Company, the Partnership shall reimburse the Management Company for such expenses. The Partnership invests substantially all of its assets in the Master Fund, and shall, accordingly, indirectly bear its pro rata share of any operating and other expenses incurred by the Master Fund. Such expenses, other than the Fixed Fee, shall be charged to the Capital Accounts of all of the Partners on a pro rata basis. If any of the expenses listed above are incurred for the account of the Partnership as well as for any other clients of the Management Company, the General Partner, their principal or their affiliates, such expenses shall be allocated among the Partnership and such other clients in proportion to the size of the investment made by each to which such expense relates, or in such other manner as the General Partner considers fair and equitable.

Section 4.03      Fixed Fee. In consideration for the Management Company providing services to the Partnership, the Partnership shall pay the Management Company a quarterly fixed fee computed at an annual rate of 2.0% (i.e., 0.5% per quarter) of the balance of each Limited Partner’s Capital Account (the “Fixed Fee”). The Fixed Fee shall be paid quarterly in advance and shall be calculated based on the balance of each Limited Partner’s Capital Account as of the first day of such quarter; provided, however, that any such fee shall be reduced by the amount of any fixed fee charged to the Partnership by any investment fund in which the Partnership is invested and which is payable to the Management Company (or an affiliate of, or a Person or entity designated by, the Management Company). The Fixed Fee shall be prorated for periods less than a full quarter. In addition, the Management Company may, in effect, waive or reduce the Fixed Fee to be paid by certain Limited Partners, including, but not limited to, Limited Partners that are employees of the Management Company (or its affiliates) or relatives of such Persons or other Persons at the Management Company’s discretion. The Capital Account of the General Partner shall not be subject to the Fixed Fee.

Article V

Capital Accounts and Capital Contributions

Section 5.01      Capital Accounts. A Partner’s “Capital Account” as of a particular date shall consist of the following:

(a)            an amount equal to his original capital contribution;

(b)            the additions, if any, to such account by reason of capital contributions made on or before such date; and

(c)            the adjustments, if any, to such account in accordance with the provisions of Sections 4.03, 5.03 and 11.01 and Article VI.

Section 5.02      Capital Contributions. Contributions to the capital of the Partnership shall be made in cash or, in the sole and absolute discretion of the General Partner, in securities or partly in cash and partly in securities.

Section 5.03      Certain Adjustments to Capital Accounts. The amount of withdrawals, if any, made by a Partner shall be deducted from such Partner’s Capital Account as of the date of such withdrawal.

Section 5.04      Additional Contributions to Capital. A Partner may, with the consent of the General Partner, make additional contributions to the capital of the Partnership on any date selected by the General Partner.

Article VI

Allocation of Net Profits and Net Losses;
Determination of Net Profits and Net Losses; New Issues

Section 6.01      Allocation of Net Profits and Net Losses.

(a)            Except as otherwise provided in Section 6.03 any Net Profits or Net Losses (as defined in Section 6.02) during any Fiscal Period shall be allocated as of the end of such Fiscal Period to the Capital Accounts of all the Partners in the proportions which each Partner’s Capital Account as of the beginning of such Fiscal Period bore to the sum of the Capital Accounts of all the Partners as of the beginning of such Fiscal Period.

(b)            If in any fiscal year (“Current Year”) the Net Profits allocated to the Capital Account of a Limited Partner pursuant to Sections 6.01(a) and 6.03 exceed the Net Losses so allocated to such Limited Partner’s Account, there shall be reallocated to the General Partner, as of the end of the Current Year, an amount equal to 20% of such excess (the “Incentive Allocation”), provided that this reallocation shall be subject to a loss carryforward provision (“Loss Carryforward”) such that the Incentive Allocation for the Current Year may not exceed 20% of the excess of the Net Profits for the Current Year over the Loss Carryforward applicable to the Current Year, and, for the avoidance of doubt, in determining the amount of the Incentive Allocation, Net Profits shall be gross up by the amount of any amounts described in Section 11.01.

The Loss Carryforward applicable to the Current Year shall be the sum of all prior year Net Losses allocated to the Limited Partner and not subsequently offset by prior year Net Profits. The Loss Carryforward shall be reduced proportionately to reflect any net withdrawals made by such Limited Partner subsequent to any such prior year Net Losses. In addition, the Incentive Allocation shall be reduced by such Limited Partner’s share of any incentive allocation charged by any investment fund in which the Partnership is invested and which is allocated to the General Partner or an affiliate of, or a Person or entity designated by, the General Partner.

The Incentive Allocation shall be credited as of the end of the fiscal year to the Capital Account of the General Partner or, if so designated by the General Partner, the Capital Account of any Special Limited Partner, in such proportions as the General Partner shall determine.

The General Partner may, in its sole and absolute discretion, waive or reduce the Incentive Allocation charged to any Limited Partners, including, but not limited to, Limited Partners that are employees of the General Partner (or its affiliates) or relatives of such Persons or other Persons at the General Partner’s discretion.

(c)            In the event of the retirement of a Partner at any time other than the end of a fiscal year, the reallocation provided for in Section 6.01(b) shall be made with respect to such Partner as though the date of retirement was the last day of a fiscal year and the amount so reallocated shall be reallocated as of such date in the manner provided in Section 6.01(b).

Section 6.02      Determination of Net Profits and Net Losses. “Net Profits” or “Net Losses” of the Partnership for a Fiscal Period shall be determined on the accrual basis of accounting using generally accepted accounting principles applied in the United States as a guideline and further in accordance with the following:

(a)            Net Profits and Net Losses shall include realized and unrealized profits and losses with respect to all securities positions. In computing such realized and unrealized profits and losses, profit and loss shall mean, for each position held in a security during any Fiscal Period, the realized or unrealized appreciation or realized or unrealized depreciation, as the case may be, with respect to such position, determined by comparing the net proceeds from the closing of such position or the market value of such position at the end of such Fiscal Period with (i) the cost of such position if established during such Fiscal Period, or (ii) if such position were established during a prior Fiscal Period, the market value of such position at the end of the last preceding Fiscal Period. Securities contributed to the Partnership shall be treated as if purchased by the Partnership at market value on the date of contribution and securities distributed from the Partnership shall be treated as if sold by the Partnership at market value on the date of distribution;

(b)            no value will be assigned to goodwill;

(c)            the value of positions in securities shall be as follows: securities that are listed on national exchanges and are freely transferable shall be valued at their last sales price on the date of determination on the exchange that constitutes the principal market or, if no sales occurred on such day, at the “mean” of the “bid” and “ask” price on such exchange at the close of business on such day and if sold short at the “asked” price at the close of business on such day. Securities traded over the counter which are freely transferable shall be valued at the last sales price on the date of determination, or, if no sales occurred on such day, at the “mean” of the “bid” and “ask” price at the close of business on such day and if sold short at the “asked” price at the close of business on such day; and

(d)            all other assets of the Partnership will be valued in the manner determined by the General Partner to reflect their fair market value.

Section 6.03      New Issues. In the event that the General Partner invests the Partnership’s assets in securities that are considered to be “new issues”, as that term is defined in the Consolidated FINRA Rulebook of the Financial Industry Regulatory Authority, Inc., as may be amended from time to time (the “Rules”), the General Partner shall be permitted to take all such actions as it deems are necessary to ensure that new issues are allocated among the Partners in a manner permitted under the Rules. In this regard, the General Partner is authorized to determine, among other things: (i) the manner in which new issues are purchased, held, transferred and sold by the Partnership and any adjustments (including interest) with respect thereto; (ii) the Partners who are eligible and ineligible to participate in new issues; (iii) the method by which profits and losses from new issues are to be allocated among Partners in a manner that is permitted under the Rules (including whether the Partnership will avail itself of the “de minimis” exemption or any other exemption); and (iv) the time at which new issues are no longer considered as such under the Rules. The General Partner shall have the right to vary its policy with respect to the allocation of appreciation and depreciation attributable to new issue securities as it deems appropriate for the Partnership as a whole, in light of, among other things, existing interpretations of, and amendments to, the Rules and practical considerations, including, without limitation, administrative burdens and the principles of fairness and equity.

Article VII

Allocation of Income For Tax Purposes; Tax Matters

Section 7.01      Ordinary Deductions and Ordinary Income. For Federal income tax purposes, all items of deduction other than realized capital losses, and all items of income other than realized capital gains, shall be allocated, as nearly as is practicable, in accordance with the manner in which such items of deduction or income affected the amounts which were either deducted from or added to the Capital Accounts of the Partners.

Section 7.02      Capital Gains and Capital Losses on Contributed Securities. For Federal income tax purposes, capital gains and capital losses (short-term and long-term, as the case may be) recognized by the Partnership on the disposition of securities contributed by a Partner to the capital of the Partnership shall be allocated in accordance with the provisions of Section 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 7.03      Other Capital Gains and Capital Losses. Except as provided in Section 7.02, for Federal income tax purposes, capital gains and capital losses (short-term and long-term, as the case may be) recognized in any Fiscal Period shall be allocated, as nearly as is practicable, in accordance with the manner in which the aggregate of the increase or decrease in the value of the securities positions giving rise to such gains or losses was added to or deducted from the Capital Accounts of the Partners in such Fiscal Period and prior Fiscal Periods.

Section 7.04      Allocation of Capital Gains and Losses to Retiring Partners. Notwithstanding Section 7.03 above, in the event a Partner withdraws all of his Capital Account from the Partnership, the General Partner in its sole and absolute discretion may make a special allocation to said Partner for Federal income tax purposes of the net capital gains or losses, as the case may be, recognized by the Partnership in such a manner as will reduce the amount of the difference, if any, between such Partner’s Liquidating Share (as defined in Section 10.01) and his Federal income tax basis in his interest in the Partnership before such allocation.

Section 7.05      Death of a Partner. If a Partner dies on a day other than the last day of a Fiscal Period, all items of income, gain, loss or deduction for such Fiscal Period allocable to such Partner pursuant to this Article VII shall be allocated to such Partner for Federal income tax purposes based on a fraction, the numerator of which shall be the number of days (including the date of death) that the Partner was alive during such Fiscal Period, and the denominator of which shall be the total number of days in such Fiscal Period. The balance of such items allocable to such Partner for such Fiscal Period shall be allocated to the deceased Partner’s estate. Each Partner agrees that his legal representative, when filing any tax returns on his or his estate’s behalf, will treat this allocation as effecting a termination of the taxable year of the Partnership for Federal income tax purposes in order to determine the deceased Partner’s and his estate’s respective shares of such items for any applicable reporting period.

Section 7.06      Tax Matters. In furtherance of the powers of the General Partner described under Section 3.02, the General Partner shall have the power on behalf of the Partnership to make all elections not otherwise expressly provided for in this Agreement required or permitted to be made by the Partnership under the Code and any state, local or non-U.S. tax laws (including, but not limited to, making an election under Section 475(f) of the Code or Section 6226 of Subchapter C of Chapter 63 of the Code (§§6221 through 6241 of the Code), as enacted by the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, as hereafter amended (the “BBA”). The General Partner, or a delegate appointed by the General Partner, shall act (x) as the “tax matters partner,” within the meaning of Section 6231(a)(7) of the Code, and, (y) for any taxable year commencing after 2017, taking into account any extensions of the effective date set forth in Section 1101(g)(1) of the BBA, as applicable, or in any other BBA guidance, as the “partnership representative” within the meaning of Section 6223 of the Code (such taxable year, the “BBA Effective Period”, and the status referred to under (x) or (y), as applicable, the “Tax Matters Partner”), or, in each case, under any similar state or local law. The Tax Matters Partner shall have any powers necessary to perform fully in such capacity, and shall be permitted to take any and all actions, to the extent permitted by law, in consultation with the General Partner if the General Partner is not the Tax Matters Partner. The Tax Matters Partner shall be reimbursed by the Partnership for all costs and expenses incurred by it, and indemnified by the Partnership with respect to any action brought against it, in its capacity as the Tax Matters Partner. The Limited Partners agree that any and all actions taken by the Tax Matters Partner shall be binding on the Partnership and all of the Limited Partners, and the Limited Partners shall reasonably cooperate with the Partnership and the General Partner, and undertake any action reasonably requested by the Partnership or the General Partner, in connection with any elections made by the Tax Matters Partner or as determined to be reasonably necessary by the Tax Matters Partner under any BBA provision. Each Limited Partner shall reasonably cooperate with the General Partner in connection with any tax audit of the Partnership, or any existing or former Investment and agrees to not independently act with respect to tax audits or tax litigation affecting the Partnership, unless the prior written consent of the General Partner has been obtained.

Article VIII

Withdrawals from Capital Accounts and Retirements

Section 8.01      Permissible Withdrawals. A Partner may withdraw all or any part of his Capital Account in the manner and to the extent provided in Section 8.02.

Section 8.02      Withdrawal Procedure.

(a)            Upon written notice, which notice must be received by the Investment Manager at least 45 days prior to the withdrawal date, a Limited Partner may withdraw all or a portion of its Capital Account at the end of each calendar quarter:

(i)            to the extent required to pay insurance claims, but only to the extent other funds of the applicable Limited Partner are not available for such purpose; provided that a liquidity buffer of an amount as may be mutually agreed between the Investment Manager and the applicable Limited Partner shall not be considered as funds otherwise available for such purpose;

(ii)            to the extent required to pay for reasonable operating expenses as may be determined by the Board of Directors of the applicable Limited Partner but only to the extent other funds of such Limited Partner are not available for such purpose; or

(iii)            in the event (x) a Limited Partner receives a notification from A.M. Best that such withdrawal is required to maintain such Limited Partner’s financial strength rating of at least A-, or (y) a Limited Partner is required to diversify its assets pursuant to any law, order or regulation proposed or promulgated by any Governmental Authority.

(b)            Written notice of withdrawal must set forth (i) such Limited Partner’s intention to make such withdrawal and (ii) the amount thereof or the basis on which the amount thereof is to be determined. The General Partner, in its sole discretion, may waive or modify any terms related to withdrawals for any Limited Partner, including, but not limited to, Limited Partners that are employees of the General Partner (or its affiliates) or relatives of such Persons or other Persons at the General Partner’s discretion.

(c)            The General Partner may withdraw all or a portion of its Capital Account at any time. Notwithstanding the foregoing, the General Partner shall at all times maintain its Capital Account in an amount equal to at least the lesser of 1% of the aggregate Capital Accounts of the Partnership and $500,000. A Partner withdrawing his entire Capital Account pursuant to this Section 8.02 shall be deemed to have retired as of the date of such withdrawal.

Section 8.03      Payment on Retirement. Retirement of a Partner, whether by (a) withdrawal of such Partner’s entire Capital Account, or (b) action of the General Partner under Section 8.04, shall be subject to the provisions of Article X.

Section 8.04      Mandatory Retirement of a Limited Partner. The General Partner, in its sole and absolute discretion, may require any Limited Partner to retire from the Partnership at any time on not less than 20 days’ notice, such retirement to be effective on the date specified in such notice. If the General Partner, in its sole and absolute discretion, deems it to be in the best interests of the Partnership to do so because the continued participation of any Limited Partner in the Partnership might cause the Partnership to violate any law, rule or regulation or expose the Partnership to litigation, arbitration, administrative proceedings or any similar action or proceeding, the General Partner may require such Limited Partner to retire from the Partnership at any time on not less than 5 days’ notice, such retirement to be effective on the date specified in such notice. A Limited Partner who is so required to retire pursuant to this Section 8.04 shall be entitled to receive the value of his Liquidating Share (as defined in Section 10.01) computed as of the date on which such Limited Partner’s retirement shall become effective.

Section 8.05      Death, Bankruptcy, or Incapacity of a Limited Partner. In the event the beneficial interest of a Limited Partner passes to his estate or another Person by reason of his death, bankruptcy or incapacity, the General Partner may, in its discretion and with the consent of the estate or the Person or Persons to whom such interest passed, admit the estate or such Person as a Limited Partner to the Partnership as a successor to the deceased, bankrupt or incapacitated Limited Partner. Except as otherwise provided in the preceding sentence, the deceased, bankrupt or incapacitated Limited Partner shall be deemed to have elected to withdraw all of his Capital Account as of the last day of the calendar year in which the General Partner has been informed of the death, bankruptcy or incapacity of such Limited Partner.

Article IX

Term and Dissolution of Partnership

Section 9.01      Term of Partnership. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware and shall continue until dissolved pursuant to Section 9.02. The legal existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership.

Section 9.02      Dissolution of Partnership. The Partnership may be dissolved at any time by the General Partner, and thereupon the affairs of the Partnership shall be promptly wound up by the General Partner. The retirement, dissolution or bankruptcy of the General Partner shall dissolve the Partnership, unless at such time there is another general partner who agrees to continue the business of the Partnership. If there is no remaining general partner who agrees to continue the business of the Partnership, the affairs of the Partnership shall be promptly wound up. In the event of the dissolution of the Partnership, (a) the General Partner, or (b) if the General Partner is unavailable, the Person (or Persons) previously designated by the General Partner or (c) if the General Partner has made no such designation, the Person (or Persons) designated by Limited Partners owning a majority in interest of the Capital Accounts of all the Limited Partners, shall wind up the affairs of the Partnership. Such Person shall take all steps necessary or appropriate to wind up the affairs of the Partnership as promptly as practicable thereafter. Such Person is hereinafter referred to as the “Liquidator.” Neither the admission of Partners nor the retirement of a Limited Partner shall dissolve the Partnership.

Section 9.03      Procedure on Winding Up.

(a)            Upon the winding up of the Partnership, a full account of the assets and liabilities of the Partnership shall be taken and the assets of the Partnership shall be liquidated to the extent determined by the General Partner (or the Liquidator) and, as promptly as practicable, the cash proceeds thereof shall be applied in the following order of priority:

(i)            to the payment of all debts, taxes, obligations and liabilities of the Partnership including the expenses of liquidation; provided that the General Partner (or the Liquidator) may establish reserves for contingent liabilities of the Partnership in an amount (including estimated expenses, if any, in connection therewith) determined by the General Partner (or the Liquidator) and upon the satisfaction of such contingent liabilities the amounts, if any, remaining in such reserves shall be distributed as provided in subparagraphs (i) and (ii) of this Section 9.03(a); and

(ii)            to the payment to Partners of their remaining Capital Accounts in proportion to the amounts thereof.

(b)            Distributions to a Partner pursuant to Section 9.03(a)(ii) may be made in installments and shall be made in cash or, in the discretion of the General Partner (or the Liquidator), in securities selected by the General Partner (or the Liquidator), or partly in cash and partly in securities selected by the General Partner (or the Liquidator).

(c)            Upon the winding up of the Partnership, the name of the Partnership and its goodwill shall not be appraised, sold or otherwise liquidated but shall remain the exclusive property of the General Partner.

(d)            Within 90 days after the completion of the winding up of the Partnership, the General Partner (or the Liquidator) shall cause to be prepared and forwarded to each Partner a final statement and report of the Partnership.

Article X

Payments to and by a Person
Who Has Ceased to be a Partner

Section 10.01      Payments on Retirement, Death, Bankruptcy or Incapacity of any Partner. Within 30 days after (a) the date of retirement of a Partner hereunder or (b) in the discretion of the General Partner, the last day of the fiscal year during which a Partner died or became bankrupt or incapacitated, there shall be paid or distributed to such Partner or to the legal representative of such Partner an amount in cash or, as determined by the General Partner, in securities selected by the General Partner or in cash and securities selected by the General Partner, equal in value to not less than 90% of the estimated amount of the Liquidating Share (as hereinafter defined) of such Partner. Promptly after the General Partner has determined the Capital Accounts of the Partners as of such date (which in the General Partner’s discretion may be after the Partnership’s independent public accountants have completed their examination thereof required by Section 11.03), the Partnership shall pay to such Partner or his representative, in cash and/or securities selected by the General Partner, the amount of the excess, if any, of the Liquidating Share of such Partner over the amount previously paid, or such Partner or representative shall return and pay to the Partnership in cash the amount of the excess, if any, of the amount so paid over such Liquidating Share, in each case together with interest thereon, to the extent permitted by applicable law, from the applicable date referred to in clauses (a) and (b) above to the date of the payment at an annual rate equal to the Federal Funds rate, less 75 basis points. The term “Liquidating Share”, when used with respect to any retiring, deceased, bankrupt, or incapacitated Partner, shall mean the Capital Account of such Partner on the date in question.

Section 10.02      Reserve for Liabilities. The right of any retired, deceased, bankrupt, or incapacitated Partner (or their legal representative) to have distributed the Liquidating Share of such Partner shall in all instances be subject to retention by the Partnership of a reserve, in such amount as shall be determined by the General Partner, in its sole and absolute discretion, for Partnership liabilities and for other contingencies. Upon determination by the General Partner that such reserve (or portion thereof) is no longer required there shall be distributed to such Partner his proportionate share of the reserve which is no longer required together with interest thereon at an annual rate equal to the Federal Funds rate, less 75 basis points.

Article XI

Miscellaneous Provisions

Section 11.01      Withholding Taxes. Any taxes, fees or other charges (including under the BBA) the Partnership is required to withhold or pay under applicable law with respect to any Partner shall be paid by the Partnership to the appropriate governmental authorities and shall be deducted from the Capital Account of such Partner as of the last day of the Fiscal Period or fiscal year with respect to which such amount is required to be withheld or paid, and any amount in excess of the Capital Account of such Partner shall be treated as a loan payable in full on demand by the General Partner. The foregoing provision shall apply, mutatis mutandis, to any taxes, fees or other charges (including under the BBA) that are borne economically by the Partnership but which are not required to be withheld or paid by the Partnership.

Section 11.02      Maintaining Books of Account. Proper and complete books of account shall be kept at all times and shall be open to inspection by any Partner or their accredited representative at reasonable times during office hours.

Section 11.03      Audit of Books. The books of account and records of the Partnership shall be audited as of the end of each fiscal year by independent certified public accountants designated from time to time by the General Partner.

Section 11.04      Reports to Partners. The Partnership shall furnish to the Partners unaudited reports of the performance of the Partnership promptly after the end of each fiscal quarter and the financial statements of the Partnership audited by the Partnership’s independent certified public accountants promptly after the end of each fiscal year. In addition, as promptly as practicable after the end of each fiscal year, the Partnership shall send to each Partner a report indicating the amounts representing such Partner’s respective share of net long-term capital gain or loss, net short-term capital gain or loss and operating profit or loss for purposes of reporting such amounts for Federal income tax purposes.

Section 11.05      Amendment of Agreement. This Agreement may be amended by the General Partner in any manner that does not adversely affect any Limited Partner. This Agreement may also be amended by the General Partner with the consent of the Limited Partners (which may be in the form of a negative consent) owning a majority in interest of the Capital Accounts owned by the Limited Partners at the time of the amendment, provided that such amendment does not discriminate among the Limited Partners. The Partnership may obtain the consent of a majority in interest of the Capital Accounts of all the Limited Partners by providing each Limited Partner with notice of a proposed amendment to the Partnership Agreement and specifying that if a Limited Partner does not respond within the relevant time frame as set forth in the notice, such Limited Partner will be deemed to have consented to the proposed amendment.

Section 11.06      Non-Voting Interests of BHC Limited Partners.

(a)            The portion of any interests held for their own account by any Limited Partner that is, or is a company that controls, is controlled by, or is under common control with, a bank holding company (as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHCA”)) that is subject to the provisions of Regulation Y issued by the Board of Governors of the Federal Reserve System, (unless such Limited Partner has requested, and the General Partner agrees, that the Limited Partner not be treated as a BHC Limited Partner) (a “BHC Limited Partner”) whose interests in the Partnership are determined, at any time, to be in excess of 4.99% (or such greater or lesser percentage as may be permitted or required under Section 4(c)(6) of the BHCA) of the total outstanding aggregate voting interests of all Limited Partners, excluding any other interests in the Partnership that are non-voting interests in the Partnership, the holder of which is not entitled to vote, grant consent or withhold consent with respect to any Partnership matter, except as otherwise expressly provided in this Agreement or in another agreement between the General Partner and such Limited Partner pursuant to this Section 11.06, shall be deemed to be “Non-Voting Interests” to the extent of such excess above 4.99% (whether or not subsequently transferred, in whole or in part, to any other Person); provided, that such Non-Voting Interests shall be permitted to vote (i) on any proposal to dissolve or continue the business of the Partnership, and (ii) on matters with respect to which voting rights are not considered to be "voting securities" under 12 C.F.R. 8 225.2(q)(2), including such matters which may "significantly and adversely" affect a BHC Limited Partner (such as amendments to this Agreement or modifications of the terms of its interest). To the extent permitted by the BHCA, and except as otherwise provided in this Section 11.05 and Section 11.06, Non-Voting Interests shall not be counted as interests in the Partnership held by any Limited Partner for purposes of determining whether any vote or consent required by this Agreement has been approved or given by the requisite percentage of the Limited Partners.

(b)            A BHC Limited Partner shall be permitted to vote on the selection of any successor general partner only to the extent of its voting interests in the Partnership, and each BHC Limited Partner irrevocably waives its right to vote its Non-Voting Interest on the selection of a successor general partner under the Act, which waiver shall be binding upon such BHC Limited Partner or any Person that succeeds to its interests in the Partnership.

(c)            Notwithstanding the foregoing, any BHC Limited Partner may elect to no longer be treated as a BHC Limited Partner for purposes of this Agreement by delivering written notice of such election to the General Partner. Any such election made by a BHC Limited Partner may be rescinded at any time by providing written notice thereof to the General Partner.

(d)            Except as provided in this Section 11.06, an interest held by a Limited Partner as a Non-Voting Interest shall be identical in all regards to all other interests in the Partnership held by Limited Partners.

Section 11.07      Non-Voting Interests of Registered Fund Limited Partners.

An interest in the Partnership owned by a Limited Partner that is an investment fund registered as an investment company under the Investment Company Act of 1940, as amended (the “Company Act”) (a “Registered Fund Limited Partner”), or by an affiliate (as such term is defined under the Company Act) of a Registered Fund Limited Partner, or by a Person controlling, controlled by or under common control with a Registered Fund Limited Partner, shall be a Non-Voting Interest; provided, however, that such Non-Voting Interest shall be permitted to vote on matters with respect to which voting rights are not considered to be "voting securities" as defined under Section 2(a)(42) of the Company Act.

(a)            Except as provided in this Section 11.07, an interest held by a Registered Fund Limited Partner as a Non-Voting Interest shall be identical in all regards to all other interests in the Partnership held by Limited Partners.

Section 11.08      Notices. All notices provided for under this Agreement shall be in writing and shall be deemed to have been duly given as indicated if sent to the Partner’s address as set forth in the schedule in the files of the Partnership as of the date of such notice:

(i)            if delivered in Person or by courier, on the date it is delivered;

(ii)            if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date delivered or delivery is attempted;

(iii)            if sent by first-class mail, on the date of postmark; and

(iv)            if sent by facsimile, on generation of confirmation.

Notice by any Limited Partner to the Partnership shall be deemed effective upon receipt by the Partnership.

A Partner may change his or its address for purposes of this Agreement upon 5 days’ prior written notice to the General Partner.

Section 11.09      Binding Effect of Agreement. This Agreement shall be binding on the successors, assigns and the legal representatives of each of the Partners.

Section 11.10      Counterparts. This Agreement may be executed in more than one counterpart with the same effect as if the Partners executing the several counterparts had all executed one document.

Section 11.11      Entire Agreement. This Agreement, each subscription agreement and, with reference to a Limited Partner that has entered into another agreement with the General Partner, such other Agreement, supersede any and all existing agreements, oral or written, between or among the Partnership, the General Partner and the Limited Partners, with respect to the Partnership.

Section 11.12      Choice of Law. The parties expressly agree that this Agreement and all of its terms and provisions shall be governed by and construed under the laws of the State of Delaware applicable to contracts made and to be entirely performed in such state and, without limitation thereof, that the Act as now adopted or as may be hereafter amended shall govern all partnership aspects of this Agreement.

Section 11.13      Severability. If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

Section 11.14      Forum. To the fullest extent permitted by law, in the event of any legal action or proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the exclusive jurisdiction of the Supreme Court, State of New York, New York County and of the U.S. District Court for the Southern District of New York, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a legal action or proceeding must be heard and determined exclusively in the Supreme Court, State of New York, New York County or the U.S. District Court for the Southern District of New York. Process in any such legal action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 11.15      Successors and Assigns. This Agreement shall inure to the benefit of each Partner and the executors, administrators, estates, heirs, legal successors and representatives of such Partner.

Section 11.16      No Waiver. The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.

Section 11.17      No Third-Party Rights. Except for the provisions of Sections 3.03, the provisions of this Agreement are not intended to be for the benefit of any creditor or other Person (other than the Partners in their capacities as such) to which any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Partnership or any Partner, and, to the fullest extent permitted by law, no such creditor or other Person shall obtain any rights under any of such provisions (whether as a third-party beneficiary or otherwise) or shall by reason of any such provisions have a right to make any claim in respect to any debt, liability or obligation (or otherwise) including any debt, liability or obligation against the Partnership or any Partner.

IN WITNESS WHEREOF, the undersigned has hereunto signed this Agreement on the date set forth below.

General Partner

ZP Utility INSURANCE GP, LLC

By:	/s/ Stuart J. Zimmer
	Name:	Stuart J. Zimmer
	Title:	Managing Member

LIMITED PARTNERS

By: ZP Utility Insurance GP, LLC, as attorney-in-fact on behalf of the Limited Partners

By:	/s/ Stuart J. Zimmer
	Name:	Stuart J. Zimmer
Title: Managing Member